SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Soliciting Material Pursuant to §240.14a-12
SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
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December 21, 2020
To the Members of Southwest Iowa Renewable Energy, LLC:
The 2021 Annual Meeting of Members of our Company will be held on Friday, February 19, 2021, at 1:00 p.m. Central Standard Time. Due to the continuing public health impact of the coronavirus (COVID-19) pandemic, recommendations and orders from federal and Iowa authorities and to support the health and well-being of our members, the annual meeting will be held in a virtual meeting format only. You will not be able to attend the annual meeting physically.
Details of the business to be conducted at our 2021 Annual Meeting of Members are provided in the attached Notice of Annual Meeting of Members and Proxy Statement.
A Notice of Internet Availability of Proxy Materials (which includes information about the proxy card, proxy statement, notice of annual meeting and our 2020 annual report (the “Proxy Materials”)) will be mailed to our members on or about December 21, 2020, and the Proxy Materials have been posted on our website at www.sireethanol.com. We urge all members to access the Proxy Materials, print the proxy card, fill it out and send it to us to ensure your vote is counted for the virtual 2021 Annual Meeting of Members. We will also mail proxy cards to all members on or about December 31, 2020. You may vote up to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering your proxy card to the Company’s principal office located at 10868 189th Street, Council Bluffs, Iowa 51503.
YOUR VOTE IS VERY IMPORTANT. Please use this opportunity to take part in the affairs of the Company. It is important that your units be represented at the meeting whether or not you virtually attend the meeting, and I urge you to review carefully the Proxy Statement and access the proxy card at our website, then sign, date and return it at your earliest convenience. I look forward to meeting with you and with our directors and officers, reporting our activities and discussing the Company’s business. I hope you will virtually attend the meeting.
Very truly yours,

Michael D. Jerke President and General Manager

NOTICE OF 2021 ANNUAL MEETING OF MEMBERS
TO BE HELD ON FEBRUARY 19, 2021
To the Members of Southwest Iowa Renewable Energy, LLC:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Members (the “2021 Annual Meeting”) of Southwest Iowa Renewable Energy, LLC will be held on Friday, February 19, 2021, at 1:00 p.m. Central Standard Time. The 2021 Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 Annual Meeting physically. To attend the virtual meeting, please go to http://www.sireethanol.com/, click on the “Investor Relations” tab and then “Annual Meeting 2021”. There will be a link to the virtual meeting on this page.
The purposes of the meeting are to:
(1)	Elect one Series A Director to serve until the 2025 Annual Meeting of Members or until his successor shall be elected and qualified;
(2)	Conduct an advisory vote on executive compensation; and
(3)	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
Our Board of Directors has fixed the close of business on December 21, 2020 as the record date for determining the members entitled to notice of and to vote at the 2021 Annual Meeting and any adjournment or postponement thereof. Holders of our Series A Units are entitled to one vote for each unit held.
Your vote is very important and our Board of Directors desires that all members be virtually present or represented at the 2021 Annual Meeting. Even if you plan to virtually attend the 2021 Annual Meeting, please sign, date and return the proxy card located on our website at www.sireethanol.com, or included in the printed proxy materials mailed to you if you requested printed materials, at your earliest convenience so that your units may be voted. You may vote up to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering your proxy card to the Company’s principal office located at 10868 189th Street, Council Bluffs, Iowa 51503. Even if you previously mailed your proxy card, you may revoke your proxy at any time prior to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering a written revocation and/or a new proxy card to the Company each of which must be signed by the registered holder of record of the units voted.
By Order of the Board of Directors

Theodore V. Bauer, Secretary
Council Bluffs, Iowa
December 21, 2020

10868 189th Street, Council Bluffs, IA 51503
PROXY STATEMENT
FOR ANNUAL MEETING OF MEMBERS
TO BE HELD FEBRUARY 19, 2021
INFORMATION ABOUT THE MEETING, VOTING AND PROXIES
Date, Time and Place of Meeting
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Southwest Iowa Renewable Energy, LLC, an Iowa limited liability company (the “Company,” “SIRE,” “we,” or “us”), of proxies to be voted at the Annual Meeting of Members to be held on February 19, 2021, or any adjournment or postponement thereof (the “2021 Annual Meeting”). Beginning on or about December 21, 2020, we made this Proxy Statement available to our members. A copy of our annual report to members on Form 10-K for the fiscal year ended September 30, 2020 (“Fiscal 2020”), which includes our financial statements for Fiscal 2020 (the “Annual Report”) is also available to our members.
This 2021 Annual Meeting will be held in a virtual only format. You will not be able to attend the 2021 Annual Meeting physically. To attend the virtual meeting, please go to http://www.sireethanol.com/, click on the “Investor Relations” tab and then “Annual Meeting 2021”. There will be a link to the virtual meeting on this page. You may vote up to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering your proxy card to the Company’s principal office located at 10868 189th Street, Council Bluffs, Iowa 51503.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE MEMBERS’ MEETING TO BE HELD ON FEBRUARY 19, 2021
Our Proxy Statement and Annual Report are also available online at
www.sireethanol.com
Internet Availability of Proxy Materials
Under the U.S. Securities and Exchange Commission’s “notice and access” rules, we have elected to use the Internet as our primary means of furnishing proxy materials to our members. Consequently, most members will not receive paper copies of our proxy materials. We instead sent our members a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) containing instructions on how to access this Proxy Statement and our Annual Report via the Internet. The Internet Availability Notice also included instructions on how to receive a paper copy of your proxy materials, if you so choose. If you received your annual meeting materials by mail, your proxy materials, including your proxy card, were enclosed. We believe that this process expedites members’ receipt of proxy materials, lowers the costs of our 2021 Annual Meeting and helps to conserve natural resources.
This Proxy Statement, the Notice of the 2021 Annual Meeting, proxy card and our Annual Report are available on our website at www.sireethanol.com under the “Investor Relations” tab and may also be requested by calling (877) 776-5999 or emailing proxies@sireethanol.com.

Proxy Solicitation
The Company will bear the expense of this solicitation of proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy card and any additional solicitation material that the Company may provide to members. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries, trustees, custodians or other nominees holding units in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners. We will reimburse such brokerage firms, banks, fiduciaries, trustees, custodians or other nominees for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by directors, officers and employees of the Company. No additional compensation will be paid to these individuals for any such services.
Purposes of the Annual Meeting
The purposes of the 2021 Annual Meeting are to:
(1)	Elect one Series A Director to serve until the 2025 Annual Meeting of Members or until his successor shall be elected and qualified;
(2)	Conduct an advisory vote on executive compensation; and
(3)	Transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
Board Voting Recommendations
Our Board recommends that the holders of our Series A Units (the “Series A Members”) vote on each of the proposals as follows:
•
FOR the election of the Series A Director nominee named under the section entitled “Proposal 1 − Election of Director to Serve Until 2025.” Additional information on the director nominee is set forth under the section entitled “Proposal 1 − Election of Director to Serve Until 2025.”

•	FOR the proposal regarding the advisory vote on executive compensation under the section entitled “Proposal 2 − Advisory Vote to Approve Executive Compensation.”
Record Date and Outstanding Units
The record date for holders of units entitled to notice of, and to vote at, the 2021 Annual Meeting is the close of business on December 21, 2020 (the “Record Date”). As of the Record Date, we had 8,975 Series A Units outstanding and entitled to vote at the 2021 Annual Meeting.
Proxy Voting
With respect to voting on each of the proposals, members are entitled to one vote, for each unit, regardless of class or series, held in the member’s name at the close of business on the Record Date. By signing and returning the proxy card according to the instructions provided, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your units at the 2021 Annual Meeting in the manner you indicate. The proxies will vote your units in accordance with your instructions indicated on the proxy card you submit. If you submit a proxy card, but do not indicate your voting instructions, your units will be voted by the proxies as follows:
•	FOR the election of the Series A Director nominee listed under Proposal 1 in this Proxy Statement; and
•	FOR the approval, on an advisory basis, of our executive compensation as discussed under Proposal 2 in this Proxy Statement.
As to any other business as may properly come before the 2021 Annual Meeting or any adjournment or postponement thereof, your units will be voted at the discretion of the proxies in a manner that they consider being in the best interests of the Company.
Voting by Mail
As noted above, by signing and returning the proxy card, you are enabling the individuals named on the proxy card, known as “proxies,” to vote your units at the 2021 Annual Meeting in the manner you indicate.

We encourage you to sign and return the proxy card to ensure that your units are represented at the 2021 Annual Meeting. You may vote up to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering your proxy card to the Company’s principal office located at 10868 189th Street, Council Bluffs, Iowa 51503. Even if you previously mailed your proxy card, you may revoke your proxy at any time prior to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering a written revocation and/or a new proxy card to the Company each of which must be signed by the registered holder of record of the units voted.
Revocability of Proxies
A member who has submitted a proxy card may revoke the proxy prior to its exercise at the 2021 Annual Meeting either by written notice of revocation to the Secretary of the Company or by providing a duly executed proxy card bearing a later date. Virtual attendance at the 2021 Annual Meeting will not revoke a proxy. However, if you previously mailed your proxy card, you may revoke your proxy at any time prior to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering a new proxy card to the principal office of the Company. If you are the beneficial owner of your units and not the member of record, you will need to contact your brokerage firm, bank, fiduciary, trustee, custodian or other nominee to revoke any prior voting instructions.
Quorum
The presence, in person or by proxy, of the holders of at least twenty-five percent (25%) of the units outstanding and entitled to vote at the 2021 Annual Meeting is necessary to constitute a quorum. Because the proxy card states how the units will be voted in the absence of instructions by the member, executed proxy cards bearing no instructions by the member will be counted as present for quorum purposes and for the purpose of voting on each proposal presented at the 2021 Annual Meeting.
Treatment of Abstentions and Withhold Authority Votes
Abstentions and proxies marked to “withhold authority” will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of units present by proxy at the 2021 Annual Meeting with respect to each proposal.
Pursuant to Section 6.16 of our Fifth Amended and Restated Operating Agreement dated June 19, 2020 (the “Operating Agreement”), the affirmative vote of a majority of the voting interests represented at a meeting and entitled to vote on the matter constitutes the act of the members unless a greater or lesser proportion or amount is required under our Operating Agreement. As a result, proxies which are marked to “abstain” or “withhold authority” will be counted for purposes of voting for each proposal and will count as a vote against each proposal.
Voting Results
We will announce the preliminary voting results at the conclusion of the 2021 Annual Meeting. The final voting results will be tallied and published in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the “SEC”) within four business days following the 2021 Annual Meeting.

UNIT OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table provides certain information as of December 18, 2020 with respect to the unit ownership of: (i) those persons or groups (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) who beneficially own more than 5% of any series of units, (ii) each director of the Company, (iii) each Named Executive Officer of the Company (as defined in the “Summary Compensation Table” below) and (iv) all officers and directors of the Company as a group. The percentages in the table below are based on 8,975 Series A Units issued and outstanding as of December 18, 2020. Except as noted below, the persons listed below possess sole voting and investment power over their respective units. No family relationships exist among our directors and executive officers.
Title of Class	Name and Address of Beneficial Owner[1]	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Executive Officers:
Series A	Karol D. King	74 Units[2]	0.82%
Series A	Theodore V. Bauer	52 Units[3]	0.58%
Series A	Michael K. Guttau	12 Units[4]	0.13%
Series A	Jill Euken	12 Units[5]	0.13%
—	Michael D. Jerke	-0-	—
—	Brett L. Frevert	-0-	—
	All Officers and Directors as a Group	150 Units	1.66%
1	The address for all of our directors, director nominees and executive officers is the address of the Company’s principal executive offices located at 10868 189th Street, Council Bluffs, Iowa 51503.
2	These Series A Units are owned jointly by Mr. King and his spouse.
3	Includes 36 Series A Units owned jointly by Mr. Bauer and his spouse and 16 Series A Units owned by Mr. Bauer’s spouse for which Mr. Bauer disclaims beneficial ownership.
4	These Series A Units are owned jointly by Mr. Guttau and his spouse.
5	Ms. Euken's Series A Units are held in the Jill Euken Trust of which Ms. Euken serves as trustee.

PROPOSAL 1
ELECTION OF ONE SERIES A DIRECTOR TO SERVE UNTIL 2025
One Series A Director is to be elected at the 2021 Annual Meeting to serve until the 2025 Annual Meeting of Members or until his successor shall be elected and qualified.
The proxies named in the proxy card intend to vote FOR the election of the Series A Director nominee named below who will serve until the 2025 Annual Meeting of Members or until his successor shall be elected and qualified, unless instructions otherwise are properly indicated by the Series A Member on the member’s proxy card. If the nominee shall become unavailable for any reason, the proxies named in the proxy card are expected to consult with our Board in voting the units represented by them at the 2021 Annual Meeting. Our Board has no reason to doubt the availability of the nominee and no reason to believe the nominee will be unable or unwilling to serve the entire term for which election is sought.
The name of the Series A Director nominee, along with certain information concerning such nominee is set forth below under the section entitled “Series A Director Nominee to Serve Until 2025.”
Series A Director Nominee to Serve Until 2025
Karol D. King
The Series A Director nominee to be elected at the 2021 Annual Meeting to serve a four-year term is Mr. Karol D. King, age 73. Mr. King is a Series A Director, has been a director and Chairman of our Board since 2006. Mr. King is also currently a member of our Board’s Audit Committee, Corporate Governance/Compensation Committee and Nominating Committee.
Mr. King has over 50 years of experience in the agricultural industry. He has been the owner and operator of a corn, popcorn and soybean farming operation since 1967. Mr. King has served as the President of King Agri Sales, Inc., a marketer of chemicals, fertilizer and equipment, since 1995 and the President of Kelly Lane Trucking, LLC since 2007. Mr. King attended Iowa State University and has served on the Harrison County Farm Bureau Board, the Iowa Corn Growers Board, the Iowa Corn Promotion Board, the US Feed Grains Council Board, the National Gasohol Commission, and the National Corn Growers Association Board.
Mr. King meets the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system). Mr. King does not serve as a director of any other company having a class of securities registered under Section 12 of the Exchange Act, or subject to Section 15(d) of the Exchange Act, nor does he serve as a director of an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Mr. King’s address is 10868 189th Street, Council Bluffs, Iowa 51503.
Additional information regarding our Board and our Series A Directors is set forth below under the section entitled “Board of Directors and Corporate Governance.”
Vote Required
Series A Members may not vote for more than the one Series A Director nominee above. To be elected a Series A Director, the nominee must receive the favorable vote of the majority of Series A Units entitled to vote and represented in person or by proxy at the 2021 Annual Meeting. Because the affirmative vote of a majority of units entitled to vote on the matter and represented in person or by proxy is required to approve Proposal 1, proxies marked to “withhold authority” will have the legal effect of a vote against this proposal.
OUR BOARD RECOMMENDS THAT THE SERIES A MEMBERS VOTE “FOR” THE ELECTION OF THE SERIES A DIRECTOR NOMINEE IDENTIFIED ABOVE AS A SERIES A DIRECTOR FOR A FOUR-YEAR TERM.

PROPOSAL 2
ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
As required by Section 14A of the Exchange Act, we are providing our members with the opportunity to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (as defined in “Summary Compensation Table” below) as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.
As described more fully in the “Executive Compensation” section of this Proxy Statement, our compensation policies are designed to align our executives' compensation with both our business objectives and the interests of our members. We also seek to provide compensation policies that attract, motivate and retain key executives who are critical to our success. A significant portion of the compensation we provide to our executives is directly related to our financial performance and member value.
We urge our members to read the “Executive Compensation” section of this Proxy Statement for a more thorough discussion of our compensation philosophy, including the design and objectives of our elements of compensation. We also recommend that our members review the application of our compensation philosophy and the elements of compensation provided to each Named Executive Officer as reflected in the discussion and tables included in the “Executive Compensation” section of this Proxy Statement.
We believe that our compensation policies and procedures are reasonable based on the size and complexity of our Company and its operations, that our executive compensation policies are designed appropriately to incentivize the achievement of financial goals that have benefited our Company and that such policies and procedures are functioning as intended to produce long-term value for our members. Accordingly, we are asking our members to approve the overall application of our compensation policies to our Named Executive Officers through this advisory vote. The vote on this resolution is not intended to address any specific element of compensation, but rather the overall compensation of our Named Executive Officers and the policies and procedures described in this Proxy Statement.
For the reasons stated above, our Board recommends that members vote FOR the following advisory resolution at our 2021 Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Proxy Statement for our 2021 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative discussion, is hereby APPROVED.”
Advisory Vote
As this is an advisory vote, the outcome of the vote is not binding on us with respect to future executive compensation decisions, including those relating to our Named Executive Officers, or otherwise. However, the Corporate Governance / Compensation Committee and our Board value the input of the Company’s members and therefore expect to take into account the outcome of this member advisory vote when considering future executive compensation decisions.
Vote Required
The affirmative vote of a majority of the units represented at the 2021 Annual Meeting in person or by proxy and entitled to vote on the matter is required for the approval of the proposal. Because a majority of units entitled to vote on the matter and represented in person or by proxy is required to approve Proposal 2, abstentions will have the legal effect of a vote against this proposal.
OUR BOARD RECOMMENDS THAT THE MEMBERS VOTE “FOR” THE ADVISORY VOTE ON EXECUTIVE COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Board Leadership Structure
We are managed by a Chief Executive Officer who is separate from our Chairman of the Board. During Fiscal 2020, Karol D. King served as our Chairman of the Board and Michael D. Jerke served as our Chief Executive Officer.
We have determined that the current separation of the two roles allows our Chief Executive Officer to manage our day-to-day operations while allowing our Chairman to focus on leading our Board in its duty to act in the best interest of the Company and its members. We believe this leadership structure allows our Board to best focus on its oversight role and provide us a perspective that is independent from that of our management. Our Operating Agreement provides that our Board will appoint someone other than the Chairman of the Board as our President; however, our Board reserves the right to determine the appropriate leadership structure from time to time.
Board Role in Risk Oversight
Although management is responsible for the day-to-day management of risks to the Company, our Board provides broad oversight of the Company’s risk management programs. In this oversight role, our Board is responsible for satisfying itself that the risk management processes designed and implemented by the Company’s management are functioning and that the systems and processes in place will bring to its attention the material risks facing the Company in order for our Board to effectively oversee the management of these risks. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our full Board in the risk oversight process allows our Board to assess management’s appetite for risk and also to determine what constitutes an appropriate level of risk for the Company. Our Board regularly includes agenda items at its meetings relating to its risk oversight role and meets with various members of management on a range of topics, including corporate governance and regulatory obligations, operations and significant transactions, business continuity planning, succession planning, risk management, insurance, network security and cybersecurity threats, pending and threatened litigation and significant commercial disputes.
While our Board provides broad oversight of the Company’s risk management processes, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to our entire Board. Principally, the Risk Management Committee assists our Board in identifying and quantifying methods of mitigating or eliminating risk, primarily those relating to commodity prices. In addition, the Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from the Company’s independent auditors. The Corporate Governance/Compensation Committee also strives to create compensation incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure provides appropriate checks and balances against undue risk taking.
Our Board of Directors
Our Operating Agreement provides that the number of directors serving on our Board shall not be less than five (5) nor more than seven (7) with the exact number within such range to be determined and established from time to time by a majority vote of the Directors. The number of directors serving on our Board is currently fixed at five (5) directors. In accordance with our Operating Agreement, our Series A Directors are nominated by our Board, following consideration and recommendation by our Board’s Nominating Committee, and then elected by our Series A Members.
For a portion of Fiscal 2020, the number of directors serving on our Board was fixed at seven (7) directors and our Board consisted of four (4) Series A Directors as well as two (2) Series B Directors appointed by Bunge North America, Inc. (“Bunge”) and one (1) Series C Director appointed by and ICM, Inc. (“ICM”). Under our Fourth Amended and Restated Operating Agreement dated March 21, 2014 (the “Prior Operating Agreement”), in addition to the Series A Units, the Company had the right to issue Series B, Series C and Series U Units and had issued Series B Units to Bunge and Series C Units to ICM. Our Prior Operating Agreement provided Bunge the right to designate two Series B Directors to our Board so long as it held Series B Units and provided ICM the right to designate one Series C Director to our Board so long as it held Series C Units.

On November 15, 2019, we repurchased all of the Series A and Series C Units held by ICM and therefore, effective November 15, 2019, the Series C Director resigned and the right of ICM to a Series C Director terminated accordingly. On December 31, 2019, we repurchased all of the Series B Units held by Bunge and therefore, effective December 31, 2019, the Series B Directors resigned and the right of Bunge to designate Series B Directors terminated accordingly.
Pursuant to our Prior Operating Agreement, any director positions not elected by members holding Series B or Series C Units, were elected by our Series A Members and became Series A Directors. Effective December 13, 2019, in accordance with the terms of our Prior Operating Agreement, our Board appointed Jill Euken to replace the Series C Director that resigned on November 15, 2019 to serve until the next annual meeting of members. At the 2020 Annual Meeting of Members held June 19, 2020 (the “2020 Annual Meeting”), the Series A Members elected Ms. Euken as a Series A Director to serve a four year term. At the 2020 Annual Meeting, the Series A Members also approved our current Operating Agreement which amended and restated the Prior Operating Agreement to, among other things, remove obsolete provisions relating to the Series B, Series C and Series U Units previously held by, or reserved for, Bunge and ICM and modify the provisions relating to the number of directors and terms of office to address the elimination of the director designation rights previously held by Bunge and ICM.
As of the date of this Proxy Statement, our Board has one vacancy resulting from the resignation of Hubert M. Houser which was effective December 3, 2020. Section 5.14 of our Operating Agreement provides that any vacancy may be filled by the affirmative vote of a majority of the remaining directors and that a director elected to fill a vacancy shall be elected for the unexpired term of such director’s predecessor in office. The Board intends to review and consider candidates to fill this vacancy to serve for the remainder of Mr. Houser’s term (which expires in 2022) during the first quarter of calendar year 2021. As announced in our Current Report on Form 8-K filed with the SEC on December 8, 2020 and the corresponding press release, our Nominating Committee is seeking input from our members regarding candidates to fill this vacancy until January 8, 2021.
The chart below lists the directors whose terms continue after the 2021 Annual Meeting and also includes the Series A Director nominee, Mr. King. The directors listed in the table below under the “Independent Directors” section meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system) (“Independent Directors”). The address for all directors is 10868 189th Street, Council Bluffs, Iowa 51503. None of the directors listed below currently serve on the board of directors of any other company having a class of securities registered under Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, nor do any of our directors serve as directors of an investment company registered under the Investment Company Act.
Series A Directors
Name and Age	Position(s) Held with the Company	Current Director Term Expires	Principal Occupation(s) During Past 5 Years
Karol D. King, 73	Series A Director and Chairman	2021	•	Director of the Company and Chairman of the Board since November 2006
			•	Corn, popcorn and soybean farmer near Mondamin, Iowa, since 1967
			•	President, King Agri Sales, Inc. (marketer of chemicals, fertilizer and equipment) since 1995
			•	President, Kelly Lane Trucking, LLC, since 2007
•
Served on the Harrison County Farm Bureau Board, the Iowa Corn Growers Board, the Iowa Corn Promotion Board, the US Feed Grains Council Board, the National Gasohol Commission, and the National Corn Growers Association Board

			•	Attended Iowa State University

Name and Age	Position(s) Held with the Company	Current Director Term Expires	Principal Occupation(s) During Past 5 Years
Michael K. Guttau, 74	Series A Director	2023	•	Director of the Company since 2007
			•	Member of the Federal Reserve Bank of Chicago Advisory Council on Agriculture, Small Business and Labor 2016-2017
			•	Council of Federal Home Loan Banks, Washington, D.C.: Chairman from 2008 to 2009
			•	Federal Home Loan Bank of Des Moines:
○ Chairman 2008 to 2012
○ Vice Chairman from 2004 to 2007
○ Chairman of Audit Committee from 2004 to 2006
○ Chairman of Risk Management Committee 2007
			•	Served in various positions at Treynor State Bank, T.S. Banking Group since 1972 and currently serves as Chairman of the Board
			•	Chairman, Iowa Bankers Association from 2014 to 2015
			•	Superintendent of Banking, Iowa Division of Banking, from 1995 to 1999
			•	Director, Iowa Bankers Association, Iowa Bankers Mortgage Corporation, Iowa Student Loan Liquidity Corp., Iowa Business Development Finance Corp. and Iowa Seed Capital Liquidation Corp
			•	President, Southwest Iowa Bank Administration Institute
			•	Past Chairman, ABA Community Bankers from 1991 to 1992
			•	Received his B.S., Farm Operation, from Iowa State University in 1969 and completed numerous U.S. Army education programs from 1969 to 1978
			•	2010 recipient of the James Leach Bank Leadership Award
Theodore V. Bauer, 68	Series A Director, Secretary and Treasurer	2024	•	Director of the Company since March 2005 and Secretary and Treasurer of the Company since November 2006
			•	President of Lake Anita Farms, LLC, which owns farmland in Cass County, Iowa, since 2012
			•	Owner and operator of a farming operation near Audubon, Iowa since 1977
			•	Co-Founder and Director from 2005 to 2007, Templeton Rye Spirits LLC
			•	Director, Iowa Quality Producers Alliance, since 2003
			•	Vice President, West Central Iowa Rural Water, from 2002 to 2007
			•	Board Manager and Treasurer of America Green Gas LLC since 2013
			•	Mr. Bauer has an Ag Business degree from Iowa State University and is a graduate of the Texas A&M TEPAP program

Name and Age	Position(s) Held with the Company	Current Director Term Expires	Principal Occupation(s) During Past 5 Years
Jill Euken, 66	Series A Director	2024	•	Director of the Company since December 2019
			•	Deputy Director of Bioeconomy Institute at Iowa State University from 2007 to 2019
			•	Outreach Program Leader at CenUSA Bioenergy from 2007 to 2019
			•	Director, Ag Ventures Alliance since May 2019
			•	Director, Iowa Quality Producers Alliance
			•	Owns and operates a Century Farm operation near Atlantic, Iowa with her husband where they raise corn, soybeans, alfalfa and cattle
Former Series A Director
Hubert M. Houser is a former Series A Director who resigned effective December 3, 2020. Mr. Houser did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. As one of the Company’s founders, Mr. Houser’s leadership and vision played a critical role in connection with the Company’s formation. Mr. Houser served as a Series A Director for fifteen years and provided outstanding service to the Company and its members during his tenure as a director of the Company. His contributions are greatly appreciated.
Mr. Houser has been a lifetime owner of a farm and cow-calf operation located near Carson, Iowa. Mr. Houser served in the Iowa Legislature from 1992 through 2015, first in the House of Representatives (1992 – 2001) and then in the Senate (2002 – 2015). Mr. Houser also served on the Pottawattamie County Board of Supervisors from 1979 to 1992, served as a director of the Riverbend Industrial Park and was a founder of the Iowa Western Development Association and Golden Hills RC&D.
Former Interested Directors
During a portion of Fiscal 2020, our Board included certain directors who did not meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system) as these directors were appointed by Bunge and ICM and therefore constituted “Interested Directors”. In connection with the repurchase of the Series B and Series C Units from Bunge and ICM, each of the Interested Directors resigned from the Board and therefore, as of the date of this Proxy Statement, the Company no longer has any directors that constitute Interested Directors.
Former Series B Directors
Brett A. Caplice and Andres Martin are former Series B Directors who resigned effective December 31, 2019 in connection with the Company’s repurchase of all of the Series B Units held by Bunge. Neither Mr. Caplice nor Mr. Marin resigned due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. Messrs. Caplice and Martin provided outstanding service to the Company and its members during their tenure as directors of the Company and their contributions are greatly appreciated.
Mr. Caplice served as a Series B Director from March 31, 2018 through December 31, 2019. Mr. Caplice had more than nine years of experience in management and commodity trading roles in the grain and oil industries. During his tenure as a Series B Director, Mr. Caplice served as the Director of the Commercial Grain Product Line, Bunge North America Grain Division, responsible for and oversight of commercial activities and margin management for Bunge's North American grain franchise.
Mr. Martin served as a Series B Director from March 21, 2019 through December 31, 2019. During his tenure as a Series B Director, he served as Senior Vice President, Agribusiness and Oilseed Value Chain, for Bunge’s North America region. Mr. Martin has been employed in agribusiness since 1996, and joined Bunge’s European operations in 2001, holding different commercial and risk management roles in Spain, Italy and England, before becoming the European Product Line Manager for soybeans. In 2009 he moved to the United States, where he was the Global Protein Product Line Manager for Bunge, based in White Plains, New York. In 2011 he moved to St. Louis, Missouri, to serve as General Manager for the U.S. soybean crush business. He returned to Europe in 2014 where he served as CEO/Vice President of the European Southern Region, responsible for the business in Spain, Portugal, Italy and Turkey.

Former Series C Director
Andrew Bulloch is a former Series C Director who resigned effective November 15, 2019 in connection with the Company’s repurchase of all of the Series C Units held by ICM. Mr. Bulloch did not resign due to any disagreement with the Company regarding any matter relating to the Company’s operations, policies or practices. Mr. Bulloch provided outstanding service to the Company and its members during his tenure as a director of the Company and his contributions are greatly appreciated.
Mr. Bulloch served as a Series C Director from August 2013 until his resignation effective November 15, 2019. During his tenure as a Series C Director, Mr. Bulloch served as the Chief Financial Officer of ICM a position he assumed in 2006. Mr. Bulloch also spent six years in public accounting, where he served as a senior manager in the KPMG audit department. He also held various financial leadership positions with Thorn Americas (dba Rent-A-Center), Bombardier (Learjet division), Coleman and LSI Logic. Mr Bulloch is a member of the American Institute of Certified Public Accountants (AICPA) and in 2001, he received a CFO of the Year award, sponsored by the Wichita Business Journal, for his accomplishments at ICM in 2011.
Director Qualifications
The table below discusses the experiences, qualifications and skills of each of our directors which led to the conclusion that they should serve as directors of the Company.
Current Series A Directors	Experiences, Qualifications and Skills
Theodore V. Bauer
Mr. Bauer’s background as a farmer and agri-businessman, as well as his past service on a number of civic and corporate boards, including the Iowa Quality Producers Alliance, an organization devoted to value-added agriculture and rural economic development, are important factors qualifying Mr. Bauer as one of the Board’s Series A independent directors.

Michael K. Guttau
Mr. Guttau was recruited to serve as an independent Series A Board member and as the “audit committee financial expert” given his background and experience as a banking executive and board member of a number of banking and civic organizations. Mr. Guttau’s experience includes more than 30 years as a rural banker, providing a long-term view of agriculture and ag-related businesses.

Karol D. King
Mr. King, our Board’s Chairman and an independent director elected by Series A members, has a long career as a farmer and owner of a number of ag-related businesses. In addition, Mr. King has held leadership positions in numerous local and national ag producer groups, in particular the Iowa and National Corn Growers Associations. In these capacities he has participated in the development of the ethanol industry.

Jill Euken
Ms. Euken brings substantial experience and expertise in the agricultural sector and the bioeconomy industry which provide invaluable insights to our Board. Her leadership roles within the Iowa State University Bioeconomy Institute demonstrate the ability to consider and pursue innovative or new approaches which is critical to the long-term success of our ethanol plant and the agriculture and renewable fuels industries. In addition, her service on business development organization boards such as the Ag Ventures Alliance and the Iowa Quality Producers Alliance, reflect her dedication to value-added agriculture and rural economic development, which are important factors to our Board and its members.

Code of Ethics
The Company adopted a Code of Ethics that applies to its directors, executive officers and employees (including our principal executive officer, principal financial officer, controller and senior financial officers) effective January 16, 2009 and amended by our Board on October 19, 2012. The Code of Ethics is available in the “Investor Relations” section of our website at www.sireethanol.com. We will disclose amendments to, or waivers of, certain provisions of our Code of Ethics relating to our principal executive officer, principal financial officer, controller or persons performing similar functions on our website promptly following the adoption of any such amendment or waiver.
Board Committees
Our Board has standing Audit, Nominating, Corporate Governance/Compensation and Risk Management Committees.

Audit Committee
We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, which operates under a written charter (the “Audit Committee Charter”). A copy of the Audit Committee Charter is available on our website at www.sireethanol.com in the “Investor Relations” section. The current members of the Audit Committee are Michael K. Guttau (Chair), Theodore V. Bauer and Karol D. King each of whom served on the committee for all of Fiscal 2020. All of the members of the Audit Committee meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system). Our Board has determined that Mr. Guttau is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K under the Exchange Act.
Among other things, the Audit Committee has the authority to appoint and supervise our independent registered public accounting firm and is primarily responsible for approving the services performed by our independent registered public accounting firm and for reviewing and evaluating our accounting principles and system of internal accounting controls.
Nominating Committee
The Nominating Committee operates under a written charter (the “Nominating Committee Charter”), which is available on our website at www.sireethanol.com in the “Investor Relations” section. The Nominating Committee Charter provides that the Nominating Committee will (i) identify individuals qualified to become Board members for election by our Series A Members, (ii) recommend to our Board persons to fill Board vacancies or to stand for election by members, (iii) recommend to our Board nominees for each Board committee, including a financial expert to serve on the Audit Committee and (iv) oversee all aspects of the transfer of units including compliance with the Company’s Unit Transfer Policy.
The current members of the Nominating Committee are Theodore V. Bauer (Chair), Michael K. Guttau, Karol D. King and Jill Euken. During Fiscal 2020, the members of the Nominating Committee were Messrs. Houser (Chair), Bauer, Guttau, King and Ms. Euken. Ms. Euken was appointed to serve on the Nominating Committee on December 19, 2019 and Mr. Houser resigned as a director effective December 3, 2020. All of the directors that served on the Nominating Committee during Fiscal 2020 and that are currently serving on the Nominating Committee met or meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).
The Nominating Committee believes that having directors with relevant experience in business and industry, government, finance and other areas is beneficial to our Board as a whole. Directors with such backgrounds provide a useful perspective on significant risks and competitive advantages and an understanding of the challenges the Company faces. The Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all directors or prospective nominees.
With respect to nominating existing directors, the Nominating Committee reviews relevant information available to it, including the latest Board evaluations for such persons, if any, and assesses their continued ability and willingness to serve as a director. The Nominating Committee also assesses such persons’ contributions in light of the mix of skills and experience the Nominating Committee deems appropriate for our Board. With respect to nominations of new directors, the Nominating Committee will conduct a thorough search to identify candidates based upon criteria the Nominating Committee deems appropriate and considering the mix of skills and experience necessary to complement existing Board members. Prospective nominees are not discriminated against on the basis of age, gender, race, religion, national origin, sexual orientation, gender identity, disability or any other basis proscribed by law. The Nominating Committee then reviews selected candidates and makes a recommendation to our Board. The Nominating Committee may seek input from other Board members or senior management in identifying candidates.
The Nominating Committee Charter provides that the Nominating Committee will consider director candidates recommended by members the same way it evaluates other individuals for nomination as a new director, provided that member nominations for directors must be made in accordance with our Operating Agreement (see the section below entitled “Member Proposals for the 2022 Annual Meeting – Series A Director Nominations”).
Because the date of the 2021 Annual Meeting represents a change of more than 30 days from the anniversary of the 2020 Annual Meeting, the Company set a new deadline for members to submit director nominations for the 2021 Annual Meeting. The Company announced in a Current Report on Form 8-K filed with the SEC on

November 20, 2020 that members must submit written notice to the Company of nominations for directors for the 2021 Annual Meeting by November 30, 2020. We did not receive any member nominations for director for the 2021 Annual Meeting.
Corporate Governance/Compensation Committee
The Corporate Governance/Compensation Committee operates under a written charter (the “Governance/ Compensation Committee Charter”) which is available on our website at www.sireethanol.com in the “Investor Relations” section. The Governance/Compensation Committee Charter provides that the Corporate Governance/Compensation Committee will annually review and approve our compensation programs for our directors, officers and managers, review and evaluate the Board and committee structure and the Company’s corporate governance practices and policies, review and evaluate the Company’s incentive and equity plans and other employee benefit programs and lead the Board in its annual review of the Board’s performance.
The current members of the Corporate Governance/Compensation Committee are Jill Euken (Chair), Theodore V. Bauer and Karol D. King each of whom served on the committee all of Fiscal 2020 except Ms. Euken who was appointed to serve on the committee and to serve as chairperson on May 22, 2020. All of the directors that served on the Corporate Governance/Compensation Committee during Fiscal 2020 and that are currently serving met or meet the “independent director” standards applicable to companies listed on the NASDAQ Capital Market (though our units are not listed on any exchange or quotation system).
Risk Management Committee
The Risk Management Committee operates under a written charter (the “Risk Management Committee Charter”) which is available on our website at www.sireethanol.com in the “Investor Relations” section. The Risk Management Committee makes recommendations to our Board relating to methods of effectively managing the Company’s physical assets, contractual commitments, seeking market opportunities and adding value to the Company’s operating facility. The Risk Management Committee also assists our Board in identifying and quantifying methods of mitigating or eliminating risk, including those relating to commodity prices.
The current members of the Risk Management Committee are Michael D. Jerke (Chair), Michael K. Guttau and Jill Euken. Messrs. Jerke and Guttau each served on the committee for all of Fiscal 2020. During Fiscal 2020, Hubert M. Houser also served as a member of the Risk Management Committee and on December 18, 2020, Ms. Euken was appointed to serve on the Risk Management Committee. The Risk Management Committee Charter provides that our Board may appoint members of management and consultants to serve on the Risk Management Committee as either voting or non-voting members. Mr. Jerke, our President and CEO, serves on the Risk Management Committee as a voting member and is also currently serving as the Chair of the Risk Management Committee.
Board and Committee Meetings and Director Attendance
During Fiscal 2020, our Board held 12 meetings. In addition, the Audit Committee held 4 meetings, the Corporate Governance/Compensation Committee held 3 meeting, the Risk Management Committee held 12 meetings and the Nominating Committee held 9 meetings. No incumbent director attended fewer than 75% of the aggregate of the Board meetings and committee meetings held on which an incumbent director served during Fiscal 2020. The Company’s policy is to encourage, but not require, Board members to attend annual member meetings. The 2020 Annual Meeting was a virtual meeting and all of our Board members virtually attended the 2020 Annual Meeting.
Policy Regarding Employee, Officer and Director Hedging
We do not have a policy prohibiting our directors, officers or employees from purchasing financial instruments that are designed to hedge or offset any decrease in the market value of the Company's units held by such persons. Since we are a limited liability company taxed as a partnership for federal income tax purposes, we must comply with complex trading restrictions under the Internal Revenue Code. In order to not be deemed a publicly-traded partnership for tax purposes and preserve our partnership tax status, our units may not be traded on any established securities market or readily traded on a secondary market (or the substantial equivalent thereof). Because there is no public market for our units, our Board has determined that such a policy is not necessary.

COMPENSATION OF DIRECTORS
We do not provide our directors with any equity or equity option awards, nor any non-equity incentive payments or deferred compensation. Similarly, we do not provide our directors with any other perquisites, “gross-ups,” defined contribution plans, consulting fees, life insurance premium payments or otherwise. Our director compensation policy (the “Director Compensation Policy”) was originally recommend by our Corporate Governance/Compensation Committee and approved by our Board on March 18, 2011 and amended July 17, 2015 and January 1, 2019. The current Director Compensation Policy provides that each director receive an annual retainer of $12,000 and $4,000 per quarterly Board meeting attended (whether in person or by telephone) and that the following additional amounts be paid to directors for specified services: (i) the Chairman of the Board is paid $13,000 per year, (ii) the Chairman of the Audit Committee and audit committee financial expert is paid $5,000 per year, (iii) the Chairmen of all other committees are paid $2,500 per year, and (iv) the Secretary of the Board is paid $2,500 per year.
Mr. Bauer serves as Secretary of the Board and he also serves as Treasurer of the Company. Mr. Bauer is not separately compensated for his role as Treasurer of the Company, other than the compensation he receives for his roles on our Board.
Independent Series A Directors
The following table lists the compensation we paid to our independent Series A Directors in Fiscal 2020.
Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non- Equity Incentives	Total
Karol D. King	$41,000[1]	$0	$0	$41,000
Michael K. Guttau	$33,000[2]	$0	$0	$33,000
Theodore V. Bauer	$31,750[3]	$0	$0	$31,750
Hubert M. Houser[4]	$30,500[5]	$0	$0	$30,500
Jill Euken	$29,350[6]	$0	$0	$29,350
1	The amount reflects the additional $13,000 retainer for service as our Chairman of the Board.
2	The amount reflects the additional $5,000 retainer for Mr. Guttau’s service as Chairman of the Audit Committee and his service as the audit committee financial expert.
3
The amount reflects the additional $2,500 retainer for Mr. Bauer’s service as Secretary of the Board and the pro rata portion of the additional $2,500 retainer for his service as Chairman of the Corporate Governance/Compensation Committee until May 22, 2020.

4	Mr. Houser resigned from the Board of Directors effective as of December 3, 2020.
5	The amount reflects the additional $2,500 retainer for Mr. Houser’s service as Chairman of the Nominating Committee.
6	The amount reflects a portion of the additional $2,500 retainer for Ms. Euken’s service as Chairman of the Corporate Governance/Compensation Committee which commenced on May 22, 2020.
Former Interested Directors
The following table lists the compensation we paid to our Interested Directors in Fiscal 2020. The fees payable to the Interested Directors were paid directly to their corporate employers at such directors’ request, and the Interested Directors did not receive any compensation from us for their service as directors.
As discussed above, the Company repurchased all of the Series B and Series C Units held by Bunge and ICM, respectively and therefore, as of the date of this Proxy Statement, the Company no longer has any directors that constitute Interested Directors.
Name	Fee Earned or Paid in Cash	All Other Compensation	Equity or Non- Equity Incentives	Total
Andrew J. Bulloch[1]	$0	$0	$0	$0
Brett A. Caplice[2]	$7,000	$0	$0	$7,000
Andres Martin[3]	$7,000	$0	$0	$7,000
1	Effective November 15, 2019, Mr. Bulloch resigned in connection with the Company’s repurchase of all of the Series C and Series A Units held by ICM.
2
Effective December 31, 2019, Mr. Caplice resigned in connection with the Company’s repurchase of all of the Series B Units held by Bunge and therefore, director fees received by Mr. Caplice during Fiscal 2020 reflect less than full year amounts.

3
Bunge appointed Mr. Martin to serve as a Series B Director effective March 21, 2019 and then effective December 31, 2019, Mr. Martin resigned in connection with the Company’s repurchase of all of the Series B Units held by Bunge. Therefore, director fees received by Mr. Martin during Fiscal 2020 reflect less than full year amounts.

EXECUTIVE COMPENSATION
Executive Officers and Key Employee
The table below lists all of our current executive officers and one key employee, our plant manager. The address for all of the individuals identified below is 10868 189th Street, Council Bluffs, Iowa 51503. There are no arrangements or understandings between any of the Company’s executive officers and any other persons pursuant to which he or she was selected as an executive officer. No family relationships exist among our directors and executive officers.
Current Executive Officers:
Name and Age	Position(s) Held with the Company	Length of Time Served	Principal Occupation(s) During Past 5 Years
Michael D. Jerke, 53	President, Chief Executive Officer and General Manager	Since October 22, 2018
Chief Executive Officer and General Manager for Corn Plus, an ethanol production facility and Minnesota’s first ethanol plant, from June 2016 through October 2018. From April 2014 through April 2016, Mr. Jerke was Chief Executive Officer of Guardian Energy Management, an energy management company. From 2009 through 2014, Mr. Jerke worked as the General Manager of Chippewa Valley Ethanol Company, an ethanol production company. Mr. Jerke is currently a director of the Renewable Fuels Association, the leading trade association for America’s ethanol industry. Mr. Jerke is a graduate of Iowa State University.

Brett L. Frevert, 57	Chief Financial Officer	Since June 2012
Managing Director of CFO Systems, LLC (“CFO Systems”), which he founded, since 2004. During that time, he has served as CFO of several Midwestern companies, including SEC registrants and private companies, including ethanol and other renewable fuels companies. Prior to founding CFO Systems, Mr. Frevert was Chief Financial Officer of a regional real estate firm and also served as Interim Chief Financial Officer of First Data Europe. Mr. Frevert began his career with Deloitte & Touche, serving primarily SEC-registered clients in the food and insurance industries.

Key Employee:
Dan Wych, 44	Plant Manager	Since April 2008
Prior to joining the Company, Mr. Wych served as Operations/Fermentation Coordinator, U.S. Bio Energy/VerSun Energy (a public company which produces ethanol and co-products from corn) from 2006 to 2008; Plant Manager, United Bio Energy (a company that provides services for ethanol plants) in 2006; Production Manager, Little Sioux Corn Processors (a company which produces ethanol and co-products from corn) from 2005 to 2006; Operations/Lab/Safety Manager, Quad County Corn Processors (a company which produces ethanol and co-products from corn) from 2000 to 2005. Mr. Wych attended Iowa Lakes Community College and completed over 60 credit hours within their Associated Arts Program.

Compensation of Executive Officers
Pursuant to the Corporate Governance/Compensation Committee Charter, the Corporate Governance/Compensation Committee approves the compensation terms for our executive officers and all adjustments to the compensation terms. During the fiscal year ended September 30, 2010 (“Fiscal 2010”), the

Corporate Governance/Compensation Committee engaged an independent compensation consultant (the “Consultant”) to evaluate the compensation of our executive officers in relation to other executive officers in comparable positions in the industry. During the fiscal year ended September 30, 2015 (“Fiscal 2015”), the Corporate Governance/Compensation Committee received input from the Consultant with respect to expanding awards under the Company’s long term equity incentive compensation plan (discussed below) to a broader group of employees. In July 2020, the Company again engaged the Consultant to review and assess the Company’s long-term incentive compensation plan.
Additionally, during Fiscal 2010, the Corporate Governance/Compensation Committee met with the Consultant to develop a company-wide compensation philosophy based on comparable market data and the establishment of a management evaluation process. Our compensation philosophy provides that the compensation of our senior executives is designed to achieve the following objectives: (i) align the interests of the executive officers and our unit holders; (ii) attract, retain and motivate high caliber executive officers; and (iii) pay for performance by linking a significant amount of executive compensation to individual contribution to selected metrics of our business plan. The following are the main elements of compensation for our executive officers:
•	Base Salary: A portion of annual cash compensation is paid as base salary to provide a level of security and stability.
•
Annual Cash Incentive: A significant portion of the annual cash compensation paid to our executive officers is tied to a cash bonus plan in which all employees of the Company participate. The plan provides for the payment of cash bonuses based on the achievement of performance goals and individual contributions. Awards were available for Fiscal 2020 and were paid to employees in November 2020 (Fiscal 2021).

•
Long-Term Incentive Compensation: Our Board of Directors adopted an Equity Incentive Plan (the “Plan”) in June 2010 to allow officers or employees of the Company to share in our value through the issuance, from time to time, of Equity Participation Units (“Equity Participation Units”) and/or Unit Appreciation Rights (“Unit Appreciation Rights”). Each award is granted pursuant to an individual award agreement, which sets forth the number of Equity Participation Units or Unit Appreciation Rights granted, the book value of our Series A Units as of the grant date for purposes of valuing each Equity Participation Unit or Unit Appreciation Right, the fiscal year for which the Equity Participation Unit or Unit Appreciation Right is granted, and any In-Service Payment Date (as defined in the Plan). The Corporate Governance/Compensation Committee is responsible for designing, reviewing and overseeing the administration of the Plan and all awards are recommended by the Corporate Governance/Compensation Committee and then approved by our Board. During Fiscal 2015, the Corporate Governance/Compensation Committee received input from the Consultant with respect to expanding awards under the Plan to additional employees. In Fiscal 2020, in connection with the Consultant’s review and assessment of the Company’s long-term incentive compensation program, the Consultant confirmed that the Company’s program falls within market practices.

•
Retirement and Welfare Benefits: We sponsor both a standard 401(k) and Roth 401(k) plan. A new hire is eligible to participate in these plans beginning on their start date. While eligible employees are given an option to enroll, those who do not choose either “yes” or “no” are automatically enrolled in the standard 401(k) plan at 3% withholding. Under the program, we match the first 3%, and ½ of the next 2%, of the employee’s contributions. Each participant picks his or her own investment strategy—either the planned grouping of investments or individually selected investments. We have implemented a basic benefits plan for all full time employees, including medical, dental, life insurance, disability and long-term care coverage.

Agreements with Our Executive Officers
CEO Employment Agreement – Michael D. Jerke
On September 24, 2018, we entered into a letter agreement with Michael D. Jerke which summarizes the basic terms of his employment with the Company (the “CEO Employment Agreement”). Pursuant to the CEO Employment Agreement, Mr. Jerke’s term of employment as our President, Chief Executive Officer and General Manager began on October 22, 2018. Either the Company or Mr. Jerke may terminate the employment relationship at any time for any reason.

The CEO Employment Agreement provides that Mr. Jerke is entitled to a calendar year base salary of $280,000 and that he is eligible for salary increases based on an annual review by our Board of both his individual performance and the Company’s performance. Under the CEO Employment Agreement, Mr. Jerke is also entitled to (a) a cash bonus, beginning with the fiscal year ended September 30, 2019 (“Fiscal 2019”), targeted at 40% of his base salary and determined by Mr. Jerke’s individual contributions and Company metrics and (b) grants of equity awards under the Plan with an annual target value of $50,000.00 depending on the achievement of certain performance metrics. In connection with his acceptance of his role as our Chief Executive Officer, pursuant to the CEO Employment Agreement, Mr. Jerke received (x) a $25,000 signing bonus, (y) a grant of vested Equity Participation Units with a value of $25,000, and (z) a relocation bonus consisting of a $20,000 cash payment and the grant of Equity Participation Units with a value of $20,000. Additional details regarding Mr. Jerke’s compensation during Fiscal 2020 and Fiscal 2019 is set forth below in the “Summary Compensation Table.”
CFO Systems Letter Agreement
Effective June 22, 2012, we entered into a letter agreement with CFO Systems. Under the letter agreement, CFO Systems provides financial and consulting services to us at various rates depending on the level of expertise involved. The services include providing Chief Financial Officer duties and other financial and accounting expertise on a time share basis. In connection with the letter agreement, Mr. Frevert agreed to serve as our Chief Financial Officer. We were charged $105,112 for the services provided by CFO Systems during Fiscal 2020, which included $78,560 for Mr. Frevert’s services and $26,552 for other professionals’ services.

Summary Compensation Table
The following table provides all compensation paid to or earned by our Named Executive Officers in Fiscal 2020 and Fiscal 2019. The executive officers included in this “Summary Compensation Table” are collectively referred to as our “Named Executive Officers”.
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)	All Other Income	Total ($)
Michael D. Jerke, President and CEO	2020	$286,462	$47,004[1]	$50,000[2]	$8,436[3]	$391,902
	2019	$258,462	$99,277[4]	$45,000[5]	$15,577[6]	$418,316
Brett L. Frevert, Chief Financial Officer	2020	—	—	—	$78,560	$78,560
	2018	—	—	—	$72,116	$72,116
1	The amount reflected represents the cash incentive bonus amount of $47,004 earned by Mr. Jerke during Fiscal 2020 but paid in November 2020 (Fiscal 2021).
2
On December 15, 2019, Mr. Jerke was awarded 7.305 Equity Participation Units, valued at $6,844 per unit, the book value of our units as of the grant date, or $50,000 in the aggregate, as of the grant date. No portion of the Equity Participation Units vest until the third anniversary of the grant date, December 15, 2022, subject to certain events which may result in accelerated vesting. Mr. Jerke receives no benefit from the Equity Participation Units until they vest and no payout occurs until December 15, 2022 or earlier upon the occurrence of any of the following events (each as defined in the Plan): (i) the participant’s death or disability prior to his separation from service (as defined in the Plan); (ii) the participant’s retirement or (iii) upon the occurrence of a change in control. The amount shown does not correspond to the actual value that will be recognized by Mr. Jerke. As described in footnote 8 to the Company’s audited financial statements for the year ended September 30, 2020, the Equity Participation Units are valued at book value.

3
This amount reflected represents income attributed to Mr. Jerke’s personal use of the Company-provided car in Fiscal 2020 and includes additional payments in respect of taxes incurred by Mr. Jerke for such personal use of the Company car.

4
The amount reflected represents the cash incentive bonus amount of $54,277 earned by Mr. Jerke during Fiscal 2019 but paid in November 2019 (Fiscal 2020) in addition to the $25,000 signing bonus and $20,000 relocation bonus paid to Mr. Jerke in accordance with the terms of his CEO Employment Agreement.

5
Mr. Jerke was awarded an aggregate of 5.812 Equity Participation Units on December 15, 2018 (Fiscal 2019) which vested as of the grant date and valued at $7,743 per unit, the book value of our units as the grant date, or $45,000 in the aggregate as of the grant date. No payout shall occur for Mr. Jerke’s vested Equity Participation Units until December 15, 2021 or earlier upon the occurrence of any of the following events (each as defined in the Plan): (i) the participant’s death or disability prior to his separation from service (as defined in the Plan); (ii) the participant’s retirement or (iii) upon the occurrence of a change in control. The amount shown does not correspond to the actual value that will be recognized by Mr. Jerke. As described in footnote 8 to the Company’s audited financial statements for the year ended September 30, 2020, the Equity Participation Units are valued at book value.

6
The amount reflected includes $13,858 paid to Mr. Jerke for reimbursement of moving and relocation expenses as well as income attributed to Mr. Jerke’s personal use of the Company-provided car for Fiscal 2019 and additional payments in respect of taxes incurred by Mr. Jerke for such personal use of the Company car in the aggregate amount of $1,719.

Outstanding Equity Awards at Fiscal 2020 Year-End
The following table provides information concerning outstanding Equity Participation Units grants pursuant to the Plan held by our Named Executive Officers as of September 30, 2020.
Name and Principal Position	Date Granted	Vesting Date[1]	Number of Unvested Units	Market Value of Unvested Units
Michael D. Jerke, President and CEO[1,2]	December 15, 2019	December 15, 2022	7.305	$53,560[2]
1
In accordance with the terms of the Plan, any unvested Equity Participation Units shall be deemed fully vested upon the occurrence of any of the following events (each as defined in the Plan): (i) the participant’s death or disability prior to his separation from service (as defined in the Plan); (ii) the participant’s retirement or (iii) upon the occurrence of a change in control.

2
The market value of Mr. Jerke’s unvested Equity Participation Units was calculated by multiplying the number of unvested Equity Participation Units by the book value of the Company’s Class A Units as of September 30, 2020, which was $7,322. In addition, Mr. Jerke holds the following fully vested Equity Participation Units representing an aggregate market value of $42,614 as of September 30, 2020 based on the book value of the Company’s Class A Units as of September 30, 2020:

Number of Vested Units	Vesting Date	Market Value of Vested Units
2.583	December 15, 2018	$18,939
3.229	December 15, 2018	$23,675
3
On December 18, 2020 (Fiscal 2021), Mr. Jerke was awarded 6,819 Equity Participation Units, valued at $7,332 per unit, the book value of our units as of the grant date, or $50,000 in the aggregate, which will vest on December 18, 2023. No portion of the Equity Participation Units vest until the third anniversary of the grant date, subject to certain events which may result in accelerated vesting. Mr. Jerke receives no benefit from the Equity Participation Units until they vest and no payout occurs until December 18, 2023 or earlier upon the occurrence of any of the following events (each as defined in the Plan): (i) the participant’s death or disability prior to his separation from service (as defined in the Plan); (ii) the participant’s retirement or (iii) upon the occurrence of a change in control. The amount shown does not correspond to the actual value that will be recognized by Mr. Jerke. As described in footnote 8 to the Company’s audited financial statements for the year ended September 30, 2020, the Equity Participation Units are valued at book value.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Board voted in favor of the appointment of RSM US LLP (“RSM”) to serve as our independent registered public accounting firm (“independent auditor”) for the fiscal year ending September 30, 2021. A representative of RSM is expected to be present at the 2021 Annual Meeting with an opportunity to make a statement and will be available to respond to appropriate questions.
Independent Registered Accounting Firm Fees and Services
The following table presents fees paid for professional services rendered by RSM, our independent auditor, during Fiscal 2020 and Fiscal 2019:
Fee Category	Fiscal 2020 Fees	Fiscal 2019 Fees
Audit Fees	$159,350	$130,538
Audit Related	$59,893	$5,565
Tax Fees	$5,775	$33,111
All Other Fees	$3,413	$6,090
Total Fees	$228,431	$175,304
Audit Fees are for professional services rendered by RSM for the audit of the Company’s annual financial statements, review of the interim financial statements included in quarterly reports and services that are normally provided by RSM in connection with statutory and regulatory filings or engagements, including review of SEC registration statements and related correspondence.
Audit Related Fees are for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” including services relating to the Company’s renewable identification (RIN) procedures.
Tax Fees are for professional services rendered by RSM, for tax compliance, tax advice and tax planning and include preparation of federal and state income tax returns, and other tax research, consultation, correspondence and advice.
All Other Fees are for services other than the services reported above and for both Fiscal 2020 and Fiscal 2019 includes services relating to the administration of the Company’s domestic international sales corporation.
The Audit Committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of RSM.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves all audit and permissible non-audit services provided by our independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

REPORT OF THE AUDIT COMMITTEE
Members should be aware that under Securities and Exchange Commission rules, the following report issued by the Audit Committee relating to certain of its activities during Fiscal 2020 is not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced.
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2020 with management and discussed other matters related to the audit with the independent auditor. Management represented to the Audit Committee that our financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee met with the independent auditor, with and without management present, and discussed with the independent auditor matters required to be discussed by the Public Accounting Standards Board (“PCAOB”) Auditing Standard No. 16 (Communication with Audit Committees), as may be amended, modified or supplemented. Additionally, the Audit Committee received the written disclosures and the letter from the independent auditor required to be delivered to it under the applicable requirements of the PCAOB regarding communications concerning independence and discussed with management and the independent auditor the independence of the independent auditor from management and the Company and considered whether the independent auditor maintained its independence during the year ended September 30, 2020.
Based upon the Audit Committee’s discussions with management and the independent auditor, and the Audit Committee’s review of representations of management and the report of the independent auditor to the Audit Committee, the Audit Committee recommended that our Board include the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020.
AUDIT COMMITTEE:
Michael K. Guttau, Chair
Theodore V. Bauer
Karol D. King

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Bunge Repurchase Transaction and Restated Ethanol Agreement
On December 31, 2019, the Company repurchased 3,334 Series B membership units owned by Bunge for $18,003,600 ($5,400 per unit) pursuant to and in accordance with the terms of the Bunge Membership Interest Purchase Agreement (the “Bunge Purchase Agreement”) and the Series B Units were cancelled. As the sole holder of Series B units, Bunge was entitled to appoint two members of our Board of Directors which right terminated upon the repurchase and cancellation of the Series B Units. Therefore, in connection with the closing of the repurchase transaction, Brett A. Caplice and Andres Martin, the two Series B Directors appointed by Bunge, resigned effective December 31, 2019.
Effective December 31, 2019, the Company and Bunge also entered into a Termination Agreement which terminated the following three agreements between the parties: (i) the Amended and Restated Feedstock Agency Agreement, (ii) the Amended and Restated Distiller’s Grain Purchase Agreement, and (iii) the Services Agreement Regarding Corn Purchases. Under these agreements, Bunge had provided grain origination services and purchased all of the Company’s distillers grains. As part of the Bunge Repurchase Agreement, Bunge provided transition services to the Company until March 31, 2020 for all duties and responsibilities under these agreements; however, the Company has now assumed all duties and responsibilities previously performed by Bunge under these agreements.
In connection with the repurchase of the Class B Units from Bunge, the Company and Bunge entered into a Second Amended and Restated Ethanol Purchase Agreement (the “Restated Ethanol Agreement”) under which Bunge continues to purchase all the ethanol produced by the Company. The Restated Ethanol Agreement replaced the Prior Ethanol Agreement (as defined below). Under the Restated Ethanol Agreement, the Company pays Bunge a monthly marketing fee for its services. The term of the Restated Ethanol Agreement expires on December 31, 2026 unless earlier terminated by the parties upon material breach or default or certain insolvency or dissolution events.
The Company continues to lease rail cars from Bunge under existing Railcar Agreements and related lease documents discussed above.
Bunge Fiscal 2020 Related Party Transactions
As a result of the Company’s repurchase of the Series B Units from Bunge, Bunge is no longer a related party of the Company. However, the activities discussed below reflect related party activity during the first quarter of Fiscal 2020 up to and through the date of the respective repurchase, and historical expenses incurred in Fiscal 2019 for comparable periods.
On December 5, 2014, the Company entered into an Amended and Restated Ethanol Purchase Agreement with Bunge which was further amended and restated on October 23, 2017 (the “Prior Ethanol Agreement”). Under the Prior Ethanol Agreement, the Company sold Bunge all of the ethanol produced by the Company, and Bunge purchased the same. The Company paid Bunge a percentage marketing fee for ethanol sold by Bunge, subject to a minimum and maximum annual fee. The initial term of the Prior Ethanol Agreement expired on December 31, 2019. As part of the Bunge Repurchase Agreement discussed above, the parties entered into the Restated Ethanol Agreement which provides that the Company will pay Bunge a flat monthly marketing fee. The term of the Restated Ethanol Agreement expires on December 31, 2026. The Company incurred related party ethanol marketing expenses of $0.4 million in Fiscal 2020 and $1.5 million Fiscal 2019, under the respective ethanol agreements. The decrease in the related party ethanol marketing expenses is due to the fact that Bunge ceased to be a related party effective as of January 1, 2020.
On June 26, 2009, the Company executed a Railcar Agreement with Bunge for the lease of 325 ethanol cars and 300 hopper cars which are used for the delivery and marketing of ethanol and distillers grains. In November 2016, the Company reduced the number of leased ethanol cars to 323 and in both November 2013 and January 2015. The Company reduced the number of hopper cars by one for a total of 298 leased hopper cars. Under the Railcar Agreement, the Company leases railcars for terms lasting 120 months and continuing on a month to month basis thereafter. The Railcar Agreement will terminate upon the expiration of all railcar leases. In November 2016, the Company entered into a sublease for 96 hoppers with Bunge that expired on March 24, 2019. The Company had subleased another 92 hopper cars to unrelated third parties, which also expired March 25, 2019. In June 2018, one of the third party customers entered into an assignment agreement for their 52 hopper cars with the Company and Bunge.

The Company entered into an agreement effective March 24, 2019 extending the original Railcar Agreement with Bunge for the lease of 323 ethanol cars and 111 hopper cars which will be used for the delivery and marketing of ethanol and distiller grains. This was later amended to 110 hopper cars effective November 2019. Effective August 2020, the ethanol car level was amended to 320, and the lease was assigned to Trinity Leasing company. Under the Railcar Agreement, the original DOT111 tank cars are leased over a four year term from March 24, 2019 to April 30, 2023, with the ability to start returning cars after January 1, 2023 to conform to the requirement for DOT117 tank cars with enhanced safety specifications which is scheduled to be effective in May 2023. The 110 hopper cars are leased over a three year term running from March 24, 2019 to March 31, 2022 which term will continue on a month-to-month basis thereafter. The amendments to the Railcar Agreement lowered the cost for the leases by approximately 20% as compared to the prior lease terms. Pursuant to the terms of a side letter to the Railcar Agreement, we sublease cars back to other companies from time to time when the cars are not in use in our operations. We work with the lessor to determine the most economic use of the available ethanol and hopper cars in light of current market conditions. In February 2019, we entered into a second 36 month lease for an additional 30 tank cars from an unrelated third party leasing company (this was in addition to the 30 non-insulated tank cars leased from that company signed December 2015. This agreement expired in June of 2020, and was converted to a month-to-month basis. The 30 tank cars will be returned during the First Quarter of Fiscal 2021). Related party expenses under this agreement were $0.8 million and $3.5 million for Fiscal 2020 and 2019, respectively, net of subleases and accretion.
The Company continues to work with the lessors to determine the need for ethanol and hopper cars in light of current market conditions, and the expected conditions in 2020 and beyond. The Company believes we will be able to fully utilize our fleet of hopper cars in the future, to allow us to cost-effectively ship distillers grains to distant markets, primarily the export markets.
On December 5, 2014, the Company and Bunge entered into an Amended and Restated Distiller’s Grain Purchase Agreement (the “DG Purchase Agreement”). Under the DG Purchase Agreement, Bunge purchased all distiller’s grains produced by the Company, and received a marketing fee based on the net sale price of distillers grains, subject to a minimum and maximum annual fee. The initial term of the DG Purchase Agreement expired on December 31, 2019. As part of the Bunge Repurchase Agreement, Bunge agreed to provide transition services until March 31, 2020 for all duties and responsibilities of the original DG Purchase Agreement. The Company is now responsible for all duties and responsibilities previously performed by Bunge under the DG Purchase Agreement. The Company has incurred related party distillers grains marketing expenses of $0.3 million and $1.3 million during Fiscal 2020 and 2019, respectively.
The Company and Bunge also entered into an Amended and Restated Grain Feedstock Agency Agreement on December 5, 2014 (the “Agency Agreement”). The Agency Agreement provided that Bunge procure corn for the Company and the Company pay Bunge a per bushel fee, subject to a minimum and maximum annual fee. The initial term of the Agency Agreement expired on December 31, 2019. As part of the Bunge Repurchase Agreement, Bunge agreed to provide transition services until March 31, 2020 for all duties and responsibilities of the original Agency Agreement. The Company is now responsible for all duties and responsibilities previously performed by Bunge under the Agency Agreement. Related party expenses for corn procurement by Bunge were $0.2 million and $0.7 million during Fiscal 2020 and 2019, respectively.
Since the 2015 crop year, the Company has been using corn containing Syngenta Seeds, Inc.’s proprietary Enogen® technology (“Enogen Corn”) for a portion of its ethanol production needs. The Company contracts directly with growers to produce Enogen Corn for sale to the Company. Concurrent with the Agency Agreement, the Company and Bunge entered into a Services Agreement regarding corn purchases (the “Services Agreement”). Under this agreement, the Company originated all Enogen Corn contracts for its facility and Bunge assisted the Company with certain administrative matters related to Enogen Corn, including facilitating delivery to the facility. The Company paid Bunge a per bushel service fee. The initial term of the Services Agreement expired on December 31, 2019 and the Company notified Bunge of its election not to extend the Services Agreement, but to allow corn planted this fiscal year to be planted and harvested under the terms of the Services Agreement. Expenses under the Services Agreement are included as part of the Amended and Restated Grain Feedstock Agency Agreement discussed above.

ICM Repurchase Transaction
On November 15, 2019, the Company repurchased all of the Series A Units and Series C Units held by ICM for $11,093,146. In connection with the closing of this transaction, Andrew Bulloch, the Series C Director appointed by ICM, resigned effective November 15, 2019.
Review and Approval of Related Person Transactions
In October 2012, our Board adopted a Related Party Policy which formalized into a written policy certain practices and procedures historically followed by our Board relating to the approval of any transaction, arrangement or series of similar transactions, arrangements or relations, including indebtedness or guarantees of indebtedness, with related parties. Related persons include our directors or executive officers and their respective immediate family members and 5% beneficial owners of our units. Pursuant to the terms of the policy, the Corporate Governance/Compensation Committee must review the material facts of any related party transaction and approve such transaction.
The Company complied with the informal practices and procedures relating to the approval of related party transactions reflected in the Related Party Policy in connection with the approval of each of the related party transactions discussed in the section above entitled “Certain Relationships and Related Transactions.”

MEMBER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2022 ANNUAL MEETING
Member Proposals to be Considered for Inclusion in the Company’s 2022 Proxy Statement
Under the rules of the SEC, including Rule 14a-8 of the Exchange Act, any member proposal to be considered by the Company for inclusion in the proxy materials for the 2022 Annual Meeting of Members, which we presently plan to hold in February 2022, must be received by the Secretary of the Company, 10868 189th Street, Council Bluffs, Iowa 51503, no later than one-hundred and twenty (120) days prior to the date we mailed the proxy materials for the preceding year’s annual meeting. Accordingly, members must submit proposals related to the 2022 Annual Meeting of Members to the Company by August 23, 2021. Proposals submitted later than August 23, 2021 will be considered untimely and will not be included in the Company’s proxy statement for the 2022 Annual Meeting of Members.
In addition, all proposals will need to comply with Rule 14a-8 of the Securities Exchange Act of 1934, which lists the requirements for inclusion of member proposals in company-sponsored proxy materials. The Corporate Governance/Compensation Committee will review proposals submitted by members for inclusion at our next annual meeting of members and will make recommendations to our Board on an appropriate response to such proposals.
Requirements for Member Proposals to be Brought Before the 2022 Annual Meeting of Members
Pursuant to Rule 14a-4(c) under the Exchange Act, if the Company does not receive advance notice of a member proposal to be brought before its next annual meeting of members in accordance with the requirements of its Operating Agreement or other governing documents, the proxies solicited by the Company may confer discretionary voting authority to vote proxies on the member proposal without any discussion of the matter in the proxy statement.
Section 6.11 of our Operating Agreement provides that written notice of a member proposal that a member intends to present at the next annual meeting, but does not intend to have included in the proxy statement and form of proxy related to such meeting, must be delivered to, or mailed and received at, the principal executive offices of the Company not less than ninety (90) calendar days nor greater than one hundred twenty (120) calendar days prior to the first anniversary of the date of the immediately preceding year’s annual meeting of members.
Members must therefore submit notice of any member proposals for the 2022 Annual Meeting of Members to the Company between October 22, 2021 and November 21, 2021. Any member proposals during this advance notice window which comply with the requirements of the Operating Agreement, including Section 6.11, shall constitute business that may properly be brought before the 2022 Annual Meeting of Members.
As to each matter the member proposes to bring before the 2022 Annual Meeting of Members, the member’s notice must set forth: (i) a brief description of the business desired to be brought before the 2022 Annual Meeting of Members and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the Company’s books, of the member proposing such business and the beneficial owner, if any, on whose behalf the proposal is made, (iii) the class and number of units of the Company which are owned beneficially and of record by the member and the beneficial owner, if any, on whose behalf the proposal is made, (iv) a description of all arrangements or understandings among such member and any other person(s) (including their names) in connection with the proposal of such business by such member and any material interest of such member in such business, (v) whether either such member or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of units of the Company entitled to vote and required to approve the proposal, and (vi) a representation that such member intends to appear in person or by proxy at the annual meeting to bring such business before the annual meeting. Our Operating Agreement also provides that the presiding officer at an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the annual meeting and, if he should so determine, such business shall not be transacted.
A copy of our Operating Agreement will be furnished to members without charge upon written request to the Secretary of the Company.
Special Meetings of Members
In addition, in the event a member wishes to propose any other matter for consideration at a meeting of the members, under our Operating Agreement, members representing an aggregate of not less than thirty percent (30%) of all of the units may demand that our Board call a special meeting of members.

Series A Director Nominations
Pursuant to Section 5.3(b) of our Operating Agreement, Series A Members entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if the member complies with the advance notice provisions and other requirements set forth in Section 5.3(b) of our Operating Agreement.
Section 5.3(b) of our Operating Agreement provides that Series A Members must notify the Secretary of the Company of Series A director nominees in writing not less than one hundred twenty (120) days prior to the one-year anniversary of the date on which we first mailed our proxy materials for the prior year’s annual meeting. Accordingly, Series A Members must submit written notice to the Company of nominations for Series A Directors for the 2022 Annual Meeting of Members by August 23, 2021.
Each notice shall set forth: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of record of Series A Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC; (vi) the consent of each nominee to serve as a Series A Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Series A Units and clearly setting forth the proposed nominee as a candidate for the Series A Director’s seat to be filled. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Series A Director.
A copy of our Operating Agreement will be furnished to members without charge upon written request to the Secretary of the Company.
MEMBER COMMUNICATIONS
Any member wishing to communicate with any of our directors regarding matters related to the Company may provide correspondence to the respective director in care of the Secretary, Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, IA 51503. The Chairman of the Corporate Governance/Compensation Committee will review and determine the appropriate response to questions from the members, including whether to forward communications to individual directors. Our directors review and approve the member communication process periodically to ensure effective communication with members.
OTHER BUSINESS
Our Board knows of no other business to be presented for action at the 2021 Annual Meeting. If any matters do come before the 2021 Annual Meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the judgment of the person(s) exercising the authority conferred by the proxy at the 2021 Annual Meeting.

PERIODIC REPORTS
Our financial statements and related financial information required to be provided to members in connection with this Proxy Statement are contained in our Annual Report on Form 10-K for Fiscal 2020, which was filed with the SEC on December 11, 2020 (the “2020 Form 10-K”). The 2020 Form 10-K which constitutes our 2020 Annual Report is available on our website at www.sireethanol.com in the “Investor Relations” section, but the 2020 Form 10-K is not deemed a part of the proxy soliciting materials. Members may request paper copies of the 2020 Form 10-K, this Proxy Statement and the proxy card by sending an e-mail to the Company at proxies@sireethanol.com, calling (877) 776-5999, or by downloading a copy at www.sireethanol.com. Such requests must set forth a good faith representation that the requesting party was either a holder of record or a beneficial owner of units of the Company on December 21, 2020. Members may make a request for all future meetings or only for the 2021 Annual Meeting. A copy of the 2020 Form 10-K and any exhibits thereto will be mailed to members free of charge upon request to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503, or by calling (877) 776-5999.
By Order of the Board of Directors

Theodore V. Bauer,
Secretary
Council Bluffs, Iowa
December 21, 2020

Southwest Iowa Renewable Energy, LLC
Proxy Solicited on Behalf of the Board of Directors
for Annual Meeting of Members
February 19, 2021

The undersigned hereby appoints Michael K. Guttau and Theodore V. Bauer and each of them, with full power of substitution, and hereby authorizes them to represent the undersigned and to vote all of the units of SOUTHWEST IOWA RENEWABLE ENERGY, LLC (the "Company") held of record by the undersigned on December 21, 2020, at the Annual Meeting of Members of the Company to be held on February 19, 2021 and any adjournment(s) thereof (the "2021 Annual Meeting"). **The 2021 Annual Meeting will be held in a virtual meeting format only**. **You will not be able to attend the Annual Meeting physically.** To attend the virtual meeting, please go to http://www.sireethanol.com/, click on the "Investor Relations" tab and then "Annual Meeting 2021". There will be a link to the virtual meeting on this page. You may vote up to 12:00 p.m. Central Time on February 19, 2021 by delivering your proxy card to the Company's principal office located at 10868 189th Street, Council Bluffs, Iowa 51503. Even if you previously mailed your proxy card, you may revoke your proxy at any time prior to 12:00 p.m. Central Standard Time on February 19, 2021 by delivering a written revocation and/or a new proxy card to the Company.

The proxy when properly executed will be voted as directed by the undersigned member. If no direction is made, this proxy will be voted "**FOR**" the Series A Director nominee and "**FOR**" proposal 2. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2021 Annual Meeting and any adjournments or postponements thereof.

(continued, and to be signed on reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Please Mark Here for Address Change or Comments SEE REVERSE SIDE ☐

Director Nominee:	FOR Nominee	WITHHOLD Authority For Nominee
01 Karol D. King	☐	☐

	FOR	AGAINST	ABSTAIN
2. Conduct an advisory vote on executive compensation.	☐	☐	☐

NOTE: If other matters properly come before the meeting or any adjournment or postponement thereof, it is intended that units represented by proxies will be voted in the discretion of the proxy holders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE SERIES A DIRECTOR NOMINEE AND "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY as soon as possible to Southwest Iowa Renewable Energy, LLC, 10868 189th Street, Council Bluffs, Iowa 51503.

Signature ______________________________ ***Signature** ______________________________ **Date** _______________

Title ______________________________ **Title** ______________________________

Print Name______________________________
(PLEASE PRINT YOUR NAME CLEARLY)

Print Name______________________________
(PLEASE PRINT YOUR NAME CLEARLY)

Address of Unit Holder: **Address of Unit Holder:**

City, State, Zip **City, State, Zip**

Please sign your name exactly as it appears on the unit certificate. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated.
*If units are held jointly, each holder should sign.